UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, the Board of Directors of BlueLinx (the “Board”) approved and adopted the BlueLinx Holdings Inc. Second-Half Incentive Plan (the “Plan”).  The purpose of the Plan is to permit BlueLinx, through the award of cash bonuses, to motivate participants to achieve maximum profitability and success of BlueLinx during the bonus period, which will be June 30, 2013 through January 4, 2014.

The Plan will be administered by the Compensation Committee of the Board (the “Administrator”); however, the Board retains the right to amend or terminate the Plan at any time (with or without the payment of bonuses).  The Administrator of the Plan, it its sole discretion, will determine which employees will participate in the Plan; performance requirements, measures and goals (and the weighting of each item) related to calculating bonuses; and the ultimate amount of each bonus.  Bonuses under the Plan will be payable only and to the extent that bonuses are not paid under the BlueLinx Holdings Inc. Short-Term Incentive Plan for the fiscal year ending January 4, 2014.

     The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	BlueLinx Holdings Inc. Second-Half Incentive Plan, adopted August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

	By:	/s/ Sara E. Epstein
Sara E. Epstein
Vice President, General Counsel and Corporate Secretary

Dated: August 23, 2013